EXHIBIT 99.1

NEWS RELEASE	TALX

Contact:	L. Keith Graves
Phone:	314-214-7000
E-mail:	lkg@talx.com

TALX EXPECTS THIRD-QUARTER RESULTS
TO EXCEED GUIDANCE; DIRECTORS
DECLARE 3-FOR-2 STOCK SPLIT

     ST. LOUIS, January 6, 2005 — TALX Corporation (NASDAQ:TALX) reported today that it expects revenues and earnings per share for the fiscal third quarter ended December 31 to exceed the company’s previous guidance.

     The company also reported that its board of directors declared a 3-for-2 stock split, to be effected in the form of a 50 percent stock dividend, payable February 17, 2005, to shareholders of record January 20, 2005.

     TALX projects third-quarter revenues will be slightly above the top of the company’s previous range of $37 million to $39 million. William W. Canfield, president and chief executive officer, commented, “Revenues for The Work Number have exceeded our expectations for the quarter, primarily due to strong transaction levels across all segments of this business. We expect revenue growth of nearly 50 percent compared to the same quarter last year.”

     Revenues are also expected to be higher because of contributions from Net Profit, Inc. and TBT Enterprises, Inc., acquired earlier in the quarter. Canfield pointed out, “We had previously announced that these acquisitions would benefit from the reauthorization of certain tax credits included in The Working Families Tax Relief Act of 2004, which became effective in October. A strong push by many states to approve tax credits under this new legislation enabled us to process a large portion of the backlog built up by the delay in reauthorization of the tax credits.

     “During the quarter, we also continued to benefit from our integration efforts and focus on cost control. We expect that gross margins in both of our core businesses will be higher than second quarter and the year-earlier quarter. Further, we anticipate that SG&A expenses as a percentage of revenues will reflect a decline from both the sequential quarter and the year-ago level.” Canfield continued, “As a result, we expect earnings per share for the quarter to be comfortably above our guidance of $0.26 to $0.28 per share. We will readdress full-year guidance when we release our third-quarter results, scheduled for after market close on January

26.” In October, TALX raised its guidance for fiscal year 2005 to a range of $0.90 to $0.92, including a reserve of $3.0 million, or $0.21 per diluted share, related to a potential SEC settlement recorded in the first quarter of fiscal 2005. Excluding this non-operating charge, guidance for anticipated diluted earnings per share from continuing operations increased to a range of $1.11 to $1.13. See attached “Supplemental Financial Information” for a reconciliation of differences from the comparable GAAP measure.

     All references to earnings per diluted share are presented before the effect of the announced 3-for-2 stock split.

     TALX Corporation is a leading business process outsourcer of payroll data-centric services. Based in St. Louis, Missouri, TALX holds a leadership position in two key employment-related services — automated employment and income verification services via The Work Number® and unemployment cost management services via UC express®. TALX also provides paperless payroll services, W-2 services, time entry and approval services, automated hiring services, and tax credit consulting and administrative services. The company’s common stock trades in The Nasdaq National Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s web site at www.talx.com.

     Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, favorable operating trends and expected benefits from the recent acquisitions of Net Profit, Inc. and TBT Enterprises, Inc., anticipated revenue and earnings in the third quarter of fiscal 2005 and for the fiscal year ending March 2005, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, the risks detailed in the company’s Form 10-Q for the quarterly period ended September 30, 2004 under the caption “Risk Factors” in “Part I – Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors,” and those described in other documents and reports we file from time to time with the Securities and Exchange Commission, press releases and other communications. These risks include, but are not limited to (1) risks related to our ability to increase the size and range of applications for The Work Number database and successfully market current and future services and our dependence on third-party providers to do so; (2) the risk that our revenues from The Work Number may fluctuate in response to changes in certain economic conditions such as residential mortgage activity and employment trends; (3) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability would be significantly harmed if those requirements were relaxed or eliminated; (4) risks associated with our ability to prevent breaches of confidentiality as we perform large-scale processing of verifications; (5) risks associated with our ability to maintain the accuracy, privacy and confidentiality of our clients’ employee data; (6) risks associated with changes in economic conditions or unemployment compensation laws; (7) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; (8) risks associated with future challenges regarding applicability of the Fair Credit Reporting Act or any new privacy legislation or interpretation of existing laws; (9) risks relating to the applicability of the SUTA Dumping Prevention Act of

2004 to our tax planning services; and (10) the risk of interruption of our computer network and telephone operations, including potential slowdown or loss of business as potential clients review our operations. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.

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TALX Corporation and Subsidiaries
Supplemental Financial Information

The Company sometimes uses information derived from consolidated financial information but not presented in the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). Specifically, in this release, the Company has used non-GAAP financial measures to eliminate the effect on earnings from continuing operations and diluted earnings per share of a $3.0 million charge recorded in connection with a potential SEC settlement.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP measures internally to evaluate the performance of the business, including allocation of assets and resources, planning, comparison of financial performance between historical periods and evaluation and compensation of management and staff. We believe that the presentation of these non-GAAP financial measures provides useful information to investors because these measures exclude elements that we do not consider to be indicative of earnings from our ongoing operating activities and allow for an equivalent comparison to prior-period results.

Reconciliation of Adjusted Diluted Earnings Per Share Annual Guidance to GAAP Diluted Earnings Per Share Annual Guidance, before the effect of the announced 3-for-2 stock split:

Adjusted diluted EPS from continuing operations	$1.11	to	$1.13
Less: Reserve for contingent claim	0.21		0.21

GAAP diluted EPS from continuing operations	$0.90	to	$0.92